UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2012

Gen-Probe Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49834	33-0044608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10210 Genetic Center Drive San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 410-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 29, 2012, Gen-Probe Incorporated (“Gen-Probe” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hologic, Inc. (“Hologic”) and Hologic’s direct, wholly owned subsidiary Gold Acquisition Corp. (“Merger Sub”). Pursuant to the Merger Agreement, Hologic will acquire Gen-Probe through the merger (the “Merger”) of Merger Sub with and into Gen-Probe, with Gen-Probe continuing as the surviving corporation after the Merger. The Merger is subject to certain conditions, including adoption of the Merger Agreement by Gen-Probe’s stockholders. Gen-Probe has scheduled a special meeting of its stockholders at 9:00 a.m. Pacific Time on July 31, 2012 for its stockholders to consider and vote upon a proposal to adopt the Merger Agreement.

On July 11, 2012, Gen-Probe and Hologic issued a joint news release announcing that, in contemplation of the Merger, Carl W. Hull, Chairman and Chief Executive Officer of Gen-Probe, had entered into certain agreements with Hologic providing for and related to Mr. Hull’s continued employment by Hologic following the Merger (collectively, the “Hologic Agreements”). A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Hologic Agreements become effective only upon the adoption of the Merger Agreement by the Company’s stockholders and the subsequent closing of the proposed Merger. The Hologic Agreements between Hologic and Mr. Hull include a retention and severance agreement (the “Hologic Retention Agreement”) and a change of control agreement (the “COC Agreement”).

Pursuant to the Hologic Retention Agreement, upon consummation of the Merger Hologic will appoint Mr. Hull as Senior Vice President and General Manager of Hologic’s Diagnostics division and employ him as an executive officer of Hologic, reporting to the Hologic’s President and Chief Executive Officer.

Upon the effective date of the Hologic Retention Agreement, and in connection with the Merger, Mr. Hull’s current employment agreement with Gen-Probe will be terminated and Mr. Hull will relinquish all rights under that agreement. Mr. Hull’s current employment agreement is comprised of the Third Amended and Restated Employment Agreement effective as of May 19, 2009 and Amendment Number 1 thereto (collectively the “Gen-Probe Employment Agreement”). If the Gen-Probe Employment Agreement were not terminated, then pursuant to its terms and the terms of the Merger Agreement, upon the closing of the Merger Mr. Hull’s employment as President and Chief Executive Officer would be terminated and Mr. Hull would be entitled to receive as a matter of right: (i) an amount equal to three times his current annual base salary of $780,000 (or $2,340,000); (ii) an additional amount equal to three times the highest annual bonus paid to Mr. Hull during the three-year period prior to termination, which was $690,000 (or $2,070,000); and (iii) an additional amount equal to the highest annual bonus paid to Mr. Hull during the three-year period prior to termination, pro-rated to the date of termination (or $402,500 if the proposed Merger closed on August 1, 2012). Mr. Hull would also be entitled under the existing Gen-Probe Employment Agreement to receive, at the Company’s expense, the continuation of health care coverage for up to one year and life insurance for two years. Mr. Hull will relinquish all rights to the foregoing benefits under the existing Gen-Probe Employment Agreement upon the effective date of the Hologic Retention Agreement.

Pursuant to the Hologic Retention Agreement, Mr. Hull will be paid an annual base salary of $750,000. Mr. Hull’s annual target cash bonus will equal 60% of his annual base salary, with the actual bonus amount to be determined in accordance with Hologic’s Short-term Incentive Plan and pro-rated for the period ending on September 30, 2012. On the effective date of the Hologic Retention Agreement, Hologic will issue Mr. Hull restricted stock units with a value of $2,500,000 based on the then-current fair market value of Hologic’s common stock. The restricted stock units will be subject to the terms and conditions of the Hologic Retention Agreement, the COC Agreement and a restricted stock unit agreement to be entered into on or about the effective date of the Hologic Retention Agreement.

If, following the Merger, Mr. Hull remains continuously employed by Hologic through November 1, 2013, then Hologic will pay Mr. Hull a cash retention bonus in the amount of $3,200,000 (the “Retention Bonus”).

Either Mr. Hull or Hologic may terminate Mr. Hull’s employment with Hologic at any time, subject to the terms of the Hologic Retention Agreement. If Mr. Hull’s employment is terminated by Hologic prior to November 1, 2013 for “cause” (as defined in the Hologic Retention Agreement) or as a result of Mr. Hull’s disability or death, then Hologic will pay Mr. Hull his then-accrued compensation only. If Mr. Hull’s employment is terminated by Hologic on or prior to November 1, 2013 without “cause” or is terminated by Mr. Hull for “good reason” (as defined in the Hologic Retention Agreement), then Hologic will pay Mr. Hull all accrued compensation, the Retention Bonus, a lump sum cash amount equal to two times Mr. Hull’s base salary and target annual bonus, and all restricted stock units will immediately vest. If Mr. Hull terminates his employment with Hologic prior to November 1, 2013 without “good reason,” then Hologic will pay Mr. Hull, in addition to all accrued compensation, a lump sum cash amount equal to two times Mr. Hull’s base salary and target annual bonus.

If Mr. Hull’s employment is terminated after November 1, 2013 by Hologic without “cause” or by Mr. Hull for any reason, then Hologic will pay Mr. Hull any unpaid accrued compensation (including the Retention Bonus and restricted stock units) and a lump sum cash amount equal to two times Mr. Hull’s base salary and target annual bonus.

If Mr. Hull’s employment is terminated after November 1, 2013 by Hologic for “cause” or as a result of Mr. Hull’s disability or death, then Hologic will pay Mr. Hull any unpaid accrued compensation (including the Retention Bonus and restricted stock units) and a lump sum cash amount equal to two times Mr. Hull’s base salary and target annual bonus.

Mr. Hull and Hologic also entered into the COC Agreement, which provides that if a “change of control” (as defined in the COC Agreement) of Hologic occurs and Mr. Hull’s employment is terminated for any reason other than for death, “disability” or “cause” (each as defined in the COC Agreement), or if Mr. Hull terminates his employment for “good reason” (as defined in the COC Agreement), then Hologic will pay Mr. Hull (i) all accrued obligations; (ii) an amount equal to two times (a) Mr. Hull’s annual base salary and (b) his average annual bonus for the prior three years; (iii) any other benefits or compensation payable under any employee benefit plan in accordance with the applicable plan’s terms; and (iv) continued health and dental benefits (on the same basis as similarly situated employees) for the twelve-month period following termination. Additionally, all unvested stock options, restricted stock or stock appreciation rights which Mr. Hull holds will be immediately and automatically exercisable as of the date his employment is terminated in connection with the change of control.

The description of the Gen-Probe Employment Agreement contained herein is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Third Amended and Restated Employment Agreement and Amendment Number 1 thereto, which were attached as Exhibit 10.100 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2009 and Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2012, respectively.

The descriptions of the Hologic Retention Agreement and the COC Agreement contained herein are only summaries of those agreements, do not purport to be complete, and are qualified in their entirety by reference to the full text of the agreements, which are attached as Exhibits 99.2 and 99.3 to this Current Report on Form 8-K, respectively.

Additional Information and Where You Can Find It

In connection with the proposed transaction, Gen-Probe has filed a Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) and certain other materials with the SEC. GEN-PROBE URGES INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors may obtain free copies of the Proxy Statement as well as other filed documents containing information about Gen-Probe at http://www.sec.gov, the SEC’s free internet site. Free copies of Gen-Probe’s SEC filings including the Proxy Statement are also available on Gen-Probe’s internet site at http://www.gen-probe.com under “Investors.”

Gen-Probe and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Gen-Probe’s stockholders with respect to the proposed transaction. Information regarding the officers and directors of Gen-Probe and their direct or indirect interests, by security holdings or otherwise, is included in the Proxy Statement.

Safe Harbor Statement

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the proposed Merger. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, including the following: (1) the satisfaction of the conditions precedent to consummation of the proposed Merger, including the ability to secure foreign anti-trust approvals in a timely manner or at all, and approval of the Merger by Gen-Probe’s stockholders; (2) uncertainties relating to litigation, including pending and future Gen-Probe stockholder lawsuits related to the proposed Merger; (3) the successful completion of Hologic’s anticipated financing arrangements to consummate the Merger; (4) Hologic’s ability to successfully and timely integrate Gen-Probe’s operations, product lines, technologies and employees, and realize synergies from the proposed transaction; (5) the business of Gen-Probe may suffer as a result of uncertainty surrounding the transaction; (6) Gen-Probe may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (8) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; (9) the ability of the combined company to attract, motivate and retain key employees; and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of Gen-Probe are set forth in its filings with the SEC, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in Gen-Probe’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this Current Report on Form 8-K may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report on Form 8-K. Gen-Probe is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this Current Report on Form 8-K to reflect circumstances existing after the date of this Current Report on Form 8-K or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are filed with this Current Report on Form 8-K:

99.1	Joint news release of Gen-Probe Incorporated and Hologic, Inc., dated July 11, 2012.

99.2	Retention and Severance Agreement dated as of July 10, 2012, by and between Hologic, Inc. and Carl W. Hull.

99.3	Change of Control Agreement dated as of July 10, 2012, by and between Hologic, Inc. and Carl W. Hull.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2012	GEN-PROBE INCORPORATED

	By:	/s/ R. William Bowen
R. William Bowen
Senior Vice President, General Counsel and Secretary

EXHIBITS

Exhibit Number	Description

99.1	Joint news release of Gen-Probe Incorporated and Hologic, Inc., dated July 11, 2012.

99.2	Retention and Severance Agreement dated as of July 10, 2012, by and between Hologic, Inc. and Carl W. Hull.

99.3	Change of Control Agreement dated as of July 10, 2012, by and between Hologic, Inc. and Carl W. Hull.

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